EXHIBIT 10.1

EXECUTION VERSION

SOHO HOUSE BEACH HOUSE LLC

CONFIDENTIAL

August 15, 2025

Thomas Allen

Re: Transition and Separation Agreement

Dear Thomas:

This letter sets forth the terms of the transition and separation agreement (the “Agreement”) between Thomas Allen (“you”) and Soho House Beach House LLC (the “Company”) in respect of your separation of employment.

1.
Effective Date of this Agreement. This Agreement will be effective, and the parties hereto hereby consent to the terms and conditions herein, on the date you execute this Agreement (the “Transition Date”).
2.
Separation Date/Transition Period.

(a) You and the Company agree and acknowledge that you will be terminated without Cause (as defined in your Employment Agreement) from your position as the Chief Financial Officer of Soho House & Co., Inc., effective August 18, 2025, and you will remain as a non-officer employee through August 29, 2025 and your employment with the Company will terminate on that date (the “Separation Date”). Between the Transition Date and the Separation Date (the “Transition Period”), (a) you agree that you will perform your role in a manner that is consistent with your duties and responsibilities as of immediately prior to the Transition Date, and the Company agrees that it will provide resources and support to you in such role in a manner and at a level that is consistent with those provided as of immediately prior to the Transition Date, provided that following August 18, 2025 your role and responsibilities will be limited to assisting with the transition of your duties to your successor, (b) the Company will continue to pay you your regular base salary and all other compensation and benefits, and (c) you will continue to be eligible to participate in the employee benefit plans in which you are currently enrolled (pursuant to the terms and conditions of those benefit plans). In addition, during the Transition Period, you agree to cooperate in good faith with the Company to transition your duties and responsibilities (including transitioning leadership duties) to such person(s) as are designated by the Company to be your successor and to assist the Company in undertaking and completing certain deliverables as agreed upon between you and the Company, as separately communicated to you. Notwithstanding the foregoing, the Company may elect to terminate your employment prior to the Separation Date; provided, however, that in the event of any such earlier termination, you will be entitled to the payments and benefits hereunder, including payment through the Separation Date and, subject to execution of the General Release (as defined below) in the form attached as Exhibit A and incorporated herein by reference, the Severance Benefits.

(a)
Notwithstanding Section 2(a), if, in a final determination by a third-party adjudicator pursuant to the dispute resolution provisions applicable hereto, you are found to have engaged in willful misconduct with regard to the performance of your duties, then the Company may terminate your employment prior to the Separation Date and payment of salary and benefits shall be paid for time worked through and including the date of your earlier termination rather than the Separation Date, and you will no longer remain eligible for the Severance Benefits pursuant to Section 3 of this Agreement. In the event of such termination for willful misconduct, as finally determined by a third-party adjudicator, the parties agree and acknowledge that neither party shall be bound by the obligations of Sections 8-11 of this Agreement (as applicable to such party), but you shall remain bound by the applicable surviving terms of the Executive Employment Agreement, dated June 23, 2022, by and between you and the Company (the “Employment Agreement”), including, for the avoidance of doubt, Section 6 of the Employment Agreement. In the event of a dispute in connection with the enforcement of this Section 2(b) in which you are the prevailing party, the Company shall promptly reimburse you for your reasonable legal costs properly incurred in connection with such dispute and, in addition, pay to you any compensation (including salary and reimbursement for any Severance Benefits lost), if any, not received but to which you would have otherwise received, during the remainder of such Transition Period.
(b)
As of the close of business on and following the Separation Date, you will no longer be employed by the Company and you shall, as soon as reasonably practicable, resign from any positions (including but not limited to director, officer, secretary, authorized signatory, etc.) that you may hold with the Company or any of its subsidiaries and affiliates (together with the Company, the “Company Group”) as of such date or as soon as reasonably practicable following the Separation Date. You agree further to execute any additional documents required to effectuate such resignations as may be requested by the Company. For the avoidance of doubt, it is acknowledged and agreed that (i) there may be certain subsidiaries and affiliates of the Company that it may take longer to replace you as a director, officer or authorized signatory given the jurisdictions in which such subsidiaries and affiliates of the Company are incorporated and (ii) for the avoidance of doubt, your cooperation to the Company to remove you as a director, officer or authorized signatory of such subsidiaries and affiliates shall not trigger any liability for the Company or result in any payments being due to you under Section 11 of this Agreement.
(c)
On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused paid time off (if any) earned through the Separation Date, subject to required payroll deductions and withholdings, in the gross amount of $173,333.00.
(d)
On or prior to the Separation Date, the Company Group shall promptly replace you on any licenses, permits or bank accounts of the Company Group on which you are listed in the name of any member of the Company Group, and you agree to reasonably and promptly cooperate to effectuate any such replacements, including but not limited to the execution of any further documents and providing such reasonable support as is required to effectuate such replacements as may be requested by any member of the Company Group.
3.
Severance Benefits. You are being provided at least twenty-one (21) days to consider the General Release of Claims attached hereto as Exhibit A. If (i) on or within seven (7) calendar days following the Separation Date, you sign, date, and return to the Company, the General Release of Claims in substantially the form attached hereto as Exhibit A (the “General Release”); and (ii) you do not timely revoke and instead allow the General Release to become effective in accordance with its terms; and (iii) you comply with the terms of and your obligations under this Agreement and your other continuing obligations owed to the Company Group, including Confidentiality in Section 8 below and Section 6 of the Employment Agreement (collectively, subclauses (i) through (iv), the “Obligations”), the Company will provide you with the following severance benefits (“Severance Benefits”):
(a)
Severance Pay. Pursuant to the terms of Section 5(b) of the Employment Agreement, severance pay equal to fourteen (14) months of your current monthly base salary (total gross amount of $1,166,666.67), in a single lump sum, payable within thirty (30) days following the Separation Date.
(b)
Outstanding Restricted Stock Unit Awards. Pursuant to the terms of the Membership Collective Group, Inc. 2021 Equity and Incentive Plan (the “Plan”), you have been awarded 452,247 restricted stock units (“RSUs”) with respect to shares of Class A common stock, par value $0.01 per share, of the Company (“Stock”). The Parties acknowledge and agree that 204,599 RSUs have fully vested as of the date hereof (of which you currently hold 118,261 shares, and 86,338 have been sold to cover taxes), 96,899 RSUs will vest and settle between now and the Separation Date and, upon the Separation Date (or, if earlier, your date of termination of employment by the Company other than for “Cause” (as defined in the Employment Agreement), the remaining 150,749 RSUs (“Outstanding RSUs”) shall remain outstanding and, subject to your satisfaction of the Obligations set forth herein, shall vest immediately and be settled (at the Company’s election, in cash or equity) within thirty (30) days following the Separation Date; provided, however, if you are terminated by the Company for Cause (as confirmed and determined by a third-party adjudicator) or resign prior to the Separation Date, the Outstanding RSUs shall be forfeited for no consideration.
(c)
2024 RSU Grant. In recognition of your services rendered to date and to support the transition of your responsibilities through the Separation Date, within 15 days following the Transition Date, you shall be granted an RSU award with respect to 178,571 shares of Stock (the “2024 RSU Grant”). The Parties acknowledge and agree that, upon the Separation Date (or, if earlier, your date of termination of employment by the Company other than for “Cause” (as defined in the Employment Agreement), the 2024 RSU Grant shall remain outstanding and, subject to your satisfaction of the Obligations set forth herein, shall vest and be settled (at the Company’s election, in cash or equity) on the following schedule: 50% within sixty (60) days following the Separation Date and 50% on or before February 13, 2026; provided, however, if you are terminated by the Company for Cause (as confirmed and determined by a third-party adjudicator) or resign prior to the Separation Date, the 2024 RSU Grant shall be forfeited for no consideration.

(d)
COBRA Continuation Coverage Payments. If you timely elect continued coverage under COBRA, the Company will pay your COBRA premiums to continue your group health coverage (including ArmadaCare and coverage for your eligible dependents, if applicable) (“COBRA Premiums”) for a 12-month period following the Separation Date (the “COBRA Premium Period”); provided, however, that the Company’s provision of such COBRA Premium benefits will immediately cease if during the COBRA Premium Period you become eligible for group health insurance coverage through a new employer or you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event you become covered under another employer's group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company of such event. Notwithstanding the foregoing, if the Company reasonably determines, in its sole discretion, that it cannot pay the COBRA Premiums without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), regardless of whether you or your dependents elect or are eligible for COBRA coverage, the Company instead shall pay to you, on the first day of each calendar month following the Separation Date, a cash payment equal to the applicable COBRA Premiums for that month (including the amount of COBRA Premiums for your eligible dependents), structured to avoid adverse tax consequences to you to the maximum extent possible (such amount, the “Special Cash Payment”), for the remainder of the COBRA Premium Period. You may, but are not obligated to, use such Special Cash Payments toward the cost of COBRA premiums.
(e)
Tax Equalization. You shall remain eligible to receive your current tax equalization and tax support benefits, as in effect prior to the date of this Agreement, through to the Separation Date (including any post-Separation Date vesting and severance pay). In addition, the Company shall provide you with an additional severance payment in the gross amount of ten-thousand-seven-hundred forty-dollars ($10,740.00) relating to tax preparation assistance, payable in a single lump sum, within 30 days following the Separation Date.

4.
No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned (or may not be eligible to earn) and will not receive from the Company Group any additional compensation (including base salary, bonus, bonus advances, incentive compensation, commissions, or equity), severance, or benefits prior to, on, or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account), or any vested options, and except to the extent required by applicable law.
5.
Expense Reimbursements. On the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will promptly reimburse you for these expenses pursuant to its regular business practice, with payment made no later than thirty (30) days after submission of such supporting documentation. The Company shall pay directly or reimburse you for attorneys’ fees incurred by you in connection with the negotiation, documentation, and implementation of this Agreement and any equity arrangements, in an aggregate amount of up to $20,000, payable in a single lump sum within 30 days following the Separation Date.
6.
Indemnification. The Company hereby agrees, to the fullest extent permitted under the Company’s Certificate of Incorporation and Bylaws to indemnify and hold you harmless against any costs and expenses, including reasonable attorneys’ fees, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising out of, by reason of or relating to your performance of the Chief Financial Officer’s duties and obligations with the Company Group. The Company shall also provide you with coverage as a named insured under a directors and officers liability insurance policy maintained for the Company’s directors and officers. This obligation to provide insurance and to indemnify you shall survive expiration or termination of this Agreement with respect to proceedings or threatened proceedings based on acts or omissions of yours occurring during your employment with the Company. This provision shall not be deemed to be exclusive of any rights to which you may have under law or any other agreement or arrangement with any member of the Company Group. This indemnification shall be void and without any effect, however, with respect to any criminal conduct relating to any action arising from or relating to your employment with the Company of which you are convicted, or to which you plead no contest or nolo contendre.
7.
Return of Company Property.
(a)
You agree to return to the Company in reasonable working order, within 5 calendar days following the Separation Date, all originals and copies of the Company or any of its affiliates’ property, documents and information in your possession, regardless of the form on which such information has been maintained or stored, including without limitation, computer disks, tapes or other forms of electronic storage, Company credit cards (including telephone credit cards), computer equipment or hardware, tools, equipment, keys, identification, software, computer access codes, disks and instructional manuals, Company-issued laptops and mobile phones, and all other property prepared by, or for, or belonging to the Company or any of its affiliates. You further agrees that, as of the fifth calendar day following the Separation Date, you will not retain any documents or other property belonging to Company or any of its affiliates.
8.
Confidentiality.
(a)
You will at all times maintain strict confidentiality of, and will not use or disclose, information or ideas of a confidential or proprietary nature which pertain to the Company Group’s business, development, property, real estate, financial, legal, marketing, administrative, personnel, trade secrets (including, but not limited to, personal information, specifications, designs, plans, drawings, software, data, prototypes, the identity of sources and markets, marketing information and strategies, business and financial plans and strategies, methods of doing business, data processing, technical systems and practices, customers, sales history and financial health) and “material non-public information” as defined under federal securities law as well as such information of third parties which has been provided to any member of the Company Group in confidence (collectively “Confidential Information”). All such information is deemed “confidential” or “proprietary” whether or not it is so marked, provided that it is maintained as confidential by the Company. Nothing herein shall prohibit you from reporting possible violations of law to any governmental agency or entity in accordance with applicable whistleblower protection provisions including, without limitation, the rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or require you to notify the Company (or obtain its prior approval) of any such reporting. You specifically agree that, if you violate this confidentiality obligation, in addition to any other rights and remedies available under applicable law, the Company will have the contractual right to recover from you its actual damages including, without limitation, the amount of any payments made under this Agreement by recoupment, restitution, set-off, or otherwise as permitted by law.
(b)
You will treat the terms, conditions, amount, and circumstances relating to this Agreement as confidential, except as disclosure may be required by applicable law. You may disclose the terms of this Agreement to your tax advisor or counsel, provided that they agree to maintain the confidentiality of this Agreement. If you are required to make any disclosure required by law, you agrees to inform the Company immediately and prior to any such disclosure. Obligations under this Section 8 shall terminate to the extent that information contained herein is made public, including by the Company in the course of its compliance with public disclosure obligations. For the avoidance of doubt, nothing in this Agreement shall be construed to prohibit you from engaging in protected concerted activity under the National Labor Relations Act for the purpose of collective bargaining or other mutual aid or protection, including, without limitation, (i) making disclosures concerning this Agreement in aid of such concerted activities, (ii) filing unfair labor practice charges, (iii) assisting others who are filing such charges, and (iv) cooperating with the investigative process of the National Labor Relations Board and other government agencies.
(c)
You represent that, to the best of your knowledge during your employment with the Company, you have not breached any confidentiality agreement to which you are a party. The Company represents, agrees and acknowledges that no basis, whether known or suspected, exists for any claim or action against you (on any legal basis, whether in tort, contract, or otherwise), that the Company is unaware of the existence of any circumstances that would constitute Cause pursuant to the Employment Agreement.
9.
Restrictive Covenants
(a)
You agree that, during the period beginning on the Separation Date and ending twenty-four (24) consecutive months following the Separation Date (the “Restricted Period”), you shall not, directly or indirectly, (i) solicit any business from any Business Relations (as defined in the Employment Agreement) of any Group Company for the purpose of selling or providing any products or services competitive with the Business (as defined in the Employment Agreement), or (ii) solicit, persuade or attempt to persuade, or induce or attempt to induce any Business Relation into any business relationship that terminates, diverts, or diminishes, or would reasonably be expected to terminate, divert, or diminish, such Business Relation’s business, services or relationship with any Group Company.
(b)
During the Restricted Period, you shall not, directly or indirectly: (i) solicit, recruit or induce any Employee (as defined in the Employment Agreement) to (x) terminate his or her employment relationship with any group Company, or (y) work for any other person or entity engaged in the Business (as defined in the Employment Agreement), and/or (ii) hire any Employee. The no-hire provision in Section 9(b)(ii) shall not be enforced as to any Employee located in California. For sake of clarity, this restriction shall not apply to general employment postings or advertisements not specifically directed at Employees.
(c)
During the Restricted Period, you shall not, on your own behalf or on behalf of any person or entity, engage in the Business for or on behalf of the following private membership clubs: Casa Cipriani, San Vincente, Zero Bond and/or Estelle Maison/Estelle Manor. For purposes of this Section, the term “engage in” shall include: (i) performing or participating in any activities which are the same as, or substantially similar to, activities which you performed or in which you participated, in whole or in part, for or on behalf of the Company; (ii) performing activities or services about which you obtained Confidential Information or Trade Secrets (as defined in the Employment Agreement) as a result of your association with the Company or any other Group Company; and/or (iii) interfering with or negatively impacting the business relationship between any Group Company and a Business Relation, or any other third party about whom you obtained Confidential Information or Trade Secrets as a result of your association with the Company or any other Group Company.
10.
No Disparagement. You and agree not to make any false statements about or otherwise disparage the Company Group, and, as applicable, its respective officers, directors, employees, stockholders, partners, landlords, investors and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation. The Company Group shall likewise instruct its directors and officers (1) not to make any false statements about or otherwise disparate you in a way likely to be harmful to your business, business reputation or personal reputation, or (2) not to make any public or private communication regarding this Agreement or your separation from employment that is inconsistent with this Agreement, including your employment in good standing through the time of your resignation on the Separation Date (or earlier termination by the Company). You and the Company will, in good faith, work together to draft and approve any public statement(s) concerning your separation from the Company. In case of a third-party inquiry regarding your employment, you must refer all such inquiries to the Chief Executive Officer or the Chief Legal Officer. In response to such properly directed inquiries, the Company shall confirm your dates of employment and position(s) held. Nothing in this Section, this Agreement, or any other agreement entered into with the Company Group: (a) will be interpreted or construed to prevent you or the Company Group from giving truthful information to any law enforcement officer, court, administrative proceeding or as part of an investigation by any government agency, (b) is intended to prohibit or restrain you or the Company Group in any manner from making disclosures that are protected under federal law or regulation or under other applicable law or regulation (including disclosures that are protected under the whistleblower provisions of any federal or state law), and/or (c) prevents you from discussing or disclosing employee wages, benefits or terms and conditions of employment or information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. Additionally, you further acknowledge that the Company has advised you that you will not be held civilly or criminally liable under any federal or state trade secret law for the disclosure of a trade secret that: (z) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; or (x) is made to an attorney or is used in a court proceeding in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, provided that the trade secret is filed under seal and not disclosed except pursuant to court order.
11.
Cooperation. For thirty-six (36) months following the Separation Date (the “Cooperation Period”), upon reasonable notice from the Company, you shall reasonably cooperate with the Company in effecting a smooth transition, and shall provide such information as the Company or any of its affiliates may reasonably request regarding operations and information within your knowledge while you were employed by the Company (whether related to the Company or any other affiliate). You shall provide reasonable assistance and cooperation to the Company and its affiliates with respect to disputes, claims, and litigation that may have arisen or may arise regarding matters that were within your responsibilities during your employment. This reasonable assistance and cooperation includes but is not limited to the provision of complete and truthful information and documents in your possession and control regarding such matters, responding to inquiries, meeting with counsel, and cooperating in preparing for and providing truthful and accurate testimony in any proceedings. The Company shall pay you at the rate of $600.00 per hour for all requested services provided in connection with this Section. In addition any reasonable travel or other out of pocket costs associated with such cooperation, including reasonable attorneys’ fees, shall be paid or promptly reimbursed by the Company. The Company shall provide you access to Soho Houses during the Cooperation Period.
12.
No Admissions. You agree and understand that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company Group to you or to any other person, and the Company Group makes no such admission.
13.
Severability. In the event that any provision of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of this Agreement shall continue in full force and effect.
14.
Compliance with Section 409A of the Internal Revenue Code
(a)
The Parties agree that this Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is exempt from, or, if that is not possible, then compliant with the requirements of Section 409A of the Internal Revenue Code (the “Code”) and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Nevertheless, the tax treatment of the benefits provided under the Agreement is not warranted or guaranteed. Neither the Company nor its managers, members, officers, employees, or advisers shall be held liable for any taxes, interest, penalties, or other monetary amounts owed by you as a result of the application of Section 409A of the Code. Any right to a series of installment payments under this Agreement shall, for purposes of Section 409A of the Code, be treated as a right to a series of separate payments.
(b)
All reimbursements and in-kind benefits provided under this Agreement that are includible in your federal gross taxable income shall be made or provided in accordance with the requirements of Section 409A of the Code, including the requirement that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this agreement), (ii) the amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense was incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(c)
Additionally, notwithstanding anything in this Agreement to the contrary, any separation payments under this Agreement (to the extent that they constitute “deferred compensation” under Section 409A of the Code and applicable regulations), and any other amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code and that would otherwise be payable or distributable hereunder by reason of your termination, will not be payable or distributable to you by reason of such circumstance unless the circumstances giving rise to such termination meet any description or definition of “separation from service” in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “separation from service.”
(d)
In the event that you are a “specified employee” (as described in Section 409A of the Code), and any payment or benefit payable pursuant to this Agreement constitutes deferred compensation under Section 409A of the Code and would otherwise be payable upon your “separation from service” (as described in Section 409A of the Code), then no such payment or benefit shall be made before the date that is six (6) months after your “separation from service” (or, if earlier, the date of your death). Any payment or benefit delayed by reason of the prior sentence (the “Delayed Payment”) shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

15.
General. This Agreement, along with Exhibit A constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations concerning its subject matter (including, but not limited to, any other agreement relating to your employment as between the Company and You). This Agreement may not be modified or amended except in writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company (including any related entities or affiliates of the Company with respect to the payment obligations herein), and inure to the benefit of both you and the Company, their heirs, successors and assigns. You shall not assign this Agreement or your rights or obligations hereunder without the prior written consent of Company. The Company may assign this Agreement to any successor entity in connection with a merger, reorganization, acquisition, or sale of substantially all of its assets or equity upon written notice to you, subject to the successor entity’s written assumption of the Company’s obligations herein. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Sincerely,

SOHO HOUSE BEACH HOUSE LLC

By: /s/ Andrew Carnie________________

Name: Andrew Carnie

Title: Authorized Signatory

Date: 15 August 2025

Exhibit A – General Release

Understood and Agreed:

/s/ Thomas Allen____________

Thomas Allen

August 15th, 2025___________

Date

EXHIBIT A

GENERAL RELEASE OF CLAIMS

(TO BE SIGNED ON OR WITHIN SEVEN CALENDAR DAYS OF THE
SEPARATION DATE)

If I choose to sign and return this General Release of Claims (the “General Release”), and allow it to become effective by its terms, the Company will provide me with the Severance Benefits set forth in Section 3 of the Transition and Separation Agreement between me and the Company dated August 15, 2025 (the “Agreement”). I understand that I am not entitled to the Severance Benefits and other benefits of the Agreement including but not limited to the reimbursement of legal fees under Section 5 and the non-disparagement provisions under Section 10 unless I sign and return the General Release to the Company on or within seven (7) calendar days following the Separation Date, do not revoke and allow it to become effective by its terms. Capitalized terms used in the General Release that are not defined herein shall have the meaning as defined in the Agreement.

Review Period. I acknowledge and agree that I was provided the General Release at least fourteen (14) calendar days prior to the Separation Date and have been given another seven (7) days to review, and therefore have been provided with at least twenty-one (21) days to consider the General Release before signing ( the “Review Period”). I understand I may not sign this General Release before the Separation Date. I have been advised that I have the right to consult an attorney regarding the General Release, and that I may sign the General Release any time after my Separation Date and before the expiration of the Review Period, but should I do so, I waive any time remaining of the Review Period. The General Release shall become final and effective upon execution.

Revocation Period. I understand I have an additional seven (7) days after signing the General Release to revoke my acceptance (the “Revocation Period”) by submitting a written statement of revocation by email to Ben Nwaeke, Chief Legal Officer, Soho House & Co. Inc., at ben.nwaeke@sohohouse.com. If I do not timely revoke my acceptance during the Revocation Period, the General Release will become final and effective.

General Release. In exchange for the consideration provided to me under the Agreement to which I would not otherwise be entitled, including but not limited to the Severance Benefits, I (for myself and for any person who may make a claim by or through me (including without limitation, any current or former spouse(s), dependents, heirs, assignees, executors, attorneys, or agents)) hereby generally and completely release the Company and its current and former predecessors, successors, direct and indirect parents, direct and indirect subsidiaries, affiliates, investors, and related entities (collectively, the “Entities”) and each of the Entities’ respective current and former owners, directors, officers, employees, shareholders, partners, members, agents, employees, attorneys, insurers, assigns, and employee benefit plans; and the predecessors, successors, and assigns of the above Entities and individuals, and the spouses, children and family members of the individuals (collectively with the Entities, the “Released Parties”) of and from any and all claims, liabilities, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this Agreement (collectively, the “Released Claims”).

(a)
Entities. The Entities as defined above are:
•
Soho House New York LLC
•
Soho House US Corp
•
Soho House New York LLC
•
Soho House New York Inc (Non-Profit)
•
Soho-Ryder Acquisition LLC
•
Soho House, LLC
•
Soho House West Hollywood, LLC
•
Little House West Hollywood, LLC
•
Soho House Beach House, LLC
•
SHBH, LLC
•
Ryder Properties, LLC
•
Cowshed, LLC
•
Soho House Chicago LLC
•
Soho House 139 HoldCo LLC
•
Soho Ludlow Tenant, LLC
•
Soho-Ludlow, Inc.
•
LA 1000 Santa Fe, LLC
•
DTLA JV Tenant, LLC
•
Soho-Cecconi’s (Water Street), LLC
•
Soho-Dumbo, LLC
•
Soho House – Cipura (Miami) LLC
•
Soho Home, LLC

•
Little Beach House Malibu, LLC
•
Beach House HoldCo, LLC
•
Beach House JV, LLC
•
Beach House Owner, LLC
•
SHBH Holdco, LLC
•
SHBH Owner, LLC
•
Soho-Cipura Holdco, LLC
•
1100 Acquisition LLC
•
Soho House Design LLC
•
Soho-Dumbo Inc.
•
DTLA JV Tenant LLC
•
SHBH LLC
•
Soho House Austin, LLC
•
SohoAus Services, LLC
•
SohoAus Operations, LLC
•
Soho House CWH, LLC
•
Grasmere House, LLC
•
Soho House Nashville, LLC
•
Soho House BHC, LLC
•
Soho House Portland, LLC
•
Soho Works North America, LLC
•
Soho Works LA, LLC
•
Soho Works NY, LLC
•
Soho Works 9000 Sunset, LLC

•
Soho Works 9100 Sunset, LLC
•
Soho Works 1026 South Santa Fe, LLC
•
Soho Works 10 Jay, LLC
•
Soho Works 10 Jay Dumbo Inc
•
Soho Works 55 Water LLC
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Soho Works 55 Water Inc.
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Soho Works 875 Washington LLC
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Soho Works 875 Washington Inc
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Soho Works 415 West 13th, LLC
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Soho Works 415 West 13th Inc
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LPH Miami, LLC
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LVPS, LLC
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Soho House Charleston, LLC
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SHL Holdco 1, LLC
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SHL Holdco 2, LLC
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SHPS, LLC
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SHARH, LLC
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SHSO, LLC
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SHSTL, LLC
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SHSJ, LLC
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US AcquireCo Inc.
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Soho House & Co Inc.
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All current affiliates of Soho House & Co Inc. not already listed above, including any corporation or other entity which is currently controlled by or under common control with Soho House & Co Inc., or which is presently in the same affiliated service group or otherwise required to be aggregated with Soho House & Co Inc. under Sections 414 or 1563 of the Internal Revenue Code.

Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to my employment with or services for any member of the Company Group, or the termination of that employment or those services; (ii) all claims related to unearned salary and incentive compensation and benefits, notice rights, retention benefits, fringe benefits, and all clams related to stock, stock options, restricted stock, units, or any other ownership interests in the Company or any other member of the Company Group; (iii) all claims for breach of contract (oral or written), wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, inducement, misrepresentation, defamation, emotional distress, and discharge in violation of public policy; and (v) all constitutional, federal, state, and local statutory and common law claims, in each case, as amended, including, but not limited to, claims for discrimination, harassment, retaliation, interference, or attorneys’ fees. The Released Claims include without limitation any and all claims arising under the following laws, as amended from time to time:

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The federal Civil Rights Acts of 1866, 1871, 1964 and 1991 and all similar state civil rights statutes;
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The Employee Retirement Income Security Act of 1974;
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The Rehabilitation Act of 1973;
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The Occupational Safety and Health Act;
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The Mine Safety and Health Act;
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The Health Insurance Portability and Accountability Act;
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The Americans with Disabilities Act;
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The National Labor Relations Act;
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The Family and Medical Leave Act;
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The Equal Pay Act;
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The Worker Adjustment and Retraining Notification Act;
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The Lilly Ledbetter Fair Pay Act;
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The Age Discrimination in Employment Act;
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The Older Workers Benefit Protection Act;
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The California Labor Code;

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The California Business and Professions Code;
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All California Wage Orders;
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The California Fair Employment and Housing Act;
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The California Family Rights Act;
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The California Civil Code;
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The California Government Code;
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The New York State Human Rights Law;
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The New York Labor Law;
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The New York Equal Pay Law;
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The New York Civil Rights Law;
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The New York Rights of Persons with Disabilities Law;
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The New York Equal Rights Law;
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The New York City Administrative Code;
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The New York City and New York State and City sick leave laws;
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The New York Paid Family Leave Law;
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State wage payment statutes;
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State wage and hour statutes;
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State employment statutes;
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Any statutes regarding the making and enforcing of contracts;
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Any whistleblower statute; and
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All similar provisions under all other federal, state and local laws.

Without limiting the generality of this General Release I further acknowledge and agree that this General Release is intended to bar all equitable claims and all common law claims, including without limitation claims of or for:

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Breach of an express or an implied contract;

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Breach of the covenant of good faith and fair dealing;
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Unpaid wages, salary, bonuses, commissions, vacation or other employee benefits;
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Unjust enrichment;
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Negligent or intentional interference with contractual relations;
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Negligent or intentional interference with prospective economic relations;
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Estoppel;
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Fraud;
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Negligence;
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Negligent or intentional misrepresentation;
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Personal injury;
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Slander;
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Libel;
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Defamation;
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False light;
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Injurious falsehood;
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Invasion of privacy;
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Wrongful discharge;
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Failure to hire;
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Retaliatory discharge;
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Constructive discharge;
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Negligent or intentional infliction of emotional distress;
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Negligent hiring, supervision or retention;
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Loss of consortium;
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Any claims that may relate to drug and/or alcohol testing; and

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Any claims for change in control payments or benefits under any agreement.

Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company Group to which I am a party, the charter, bylaws, or operating agreements of the Company Group, or under applicable law; (ii) any rights or claims which are not waivable as a matter of law; (iii) any rights I have to file or pursue a claim for workers’ compensation or unemployment insurance; and (iv) any claims for breach of this Agreement. I represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims. I further acknowledge and agree that the release of claims provided in this Section are not provided in exchange for a raise, bonus, or as a condition of continued employment, but rather in exchange for the materially modified terms and conditions of employment during the Transition Period and my eligibility for Severance Benefits that I was not otherwise eligible to receive.

ADEA Acknowledgement. I acknowledge and understand that the release of claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. Section 621-634, is subject to special waiver protections under 29 U.S.C. Section 626(f). In accordance with that section, I specifically agree that I am knowingly and voluntarily releasing and waiving any rights or claims of discrimination under the ADEA. In particular I acknowledge that I understand that:

(a)
I am not waiving any claims for age discrimination under the ADEA that may arise after the date I sign the General Release and I am not waiving vested benefits, if any;
(b)
I am waiving rights or claims for age discrimination under the ADEA arising up to the effective date of the General Release in exchange for the Severance Benefits described in Section 3 of the Agreement, which is in addition to anything of value to which I am already entitled; and
(c)
I have been advised to consult with and have had an opportunity to consult with an attorney before signing the General Release.

Entities’ Release of Claims. The Entities hereby release and forever discharge you the undersigned from any and all claims, liabilities, demands, or causes of action, known or unknown, that the Entities may have against the undersigned arising out of or related to his employment, through and including the Separation Date. This release does not extend to any claims arising from or related to any acts of gross negligence, fraud, embezzlement, or other criminal conduct by him, nor does it release him from any obligations or liabilities arising under this Agreement.

Protected Activity. Nothing in this Agreement or the General Release shall prevent me from filing a charge or complaint with the Equal Employment Opportunity Commission, the Florida Commission on Human Rights, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, the “Government Agencies”). This

Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to the Company. While this Agreement does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Agreement.

Waiver of Unknown Claims. I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EXCEPT FOR THOSE CLAIMS THAT CANNOT BE WAIVED AS A MATTER OF LAW. In giving the releases set forth in this Agreement, which include claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to my release of claims herein, including but not limited to the release of unknown and unsuspected claims, except for those rights that cannot be waived as a matter of law.

Representations. I hereby represent that, as of the date hereof: except as otherwise to be paid hereunder, I have been paid all compensation owed and for all time worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the FMLA or any applicable law or Company policy; I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim; and I have no lawsuits, claims or actions pending in my name, or on behalf of any other person or entity, against the Company Group or any other person or entity subject to the release granted in the General Release.

I further affirm that to the best of my knowledge, I have no Company property remaining in my possession or control.

Adequate Consideration. I agree that payment of the Severance Benefits described in Section 3 of the Agreement is a benefit that the Company is not required to provide me apart from the provisions of that Agreement and that failure to execute this General Release will result in my non-receipt of the benefits set forth in the Agreement.

Agreed and Acknowledged:

/s/ Thomas Allen

Thomas Allen

Date: August 15th, 2025